EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

LeCroy Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-139638, 333-129490, 333-120656, 333-113271, 333-03144 and 333-91833) on Form S-8, (Nos. 333-119730, 333-46418, 333-43690, 333-88239, 333-43699, 333-37269 and 333-22117) on Form S-3 and (Nos. 333-139708, 333-112630 and 333-64848) on Form S-3/A of LeCroy Corporation of our reports dated September 13, 2007, with respect to the consolidated balance sheets of LeCroy Corporation and subsidiaries as of June 30, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended June 30, 2007, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of June 30, 2007, which reports appear in the June 30, 2007 annual report on Form 10-K of LeCroy Corporation.

Our report on the consolidated financial statements refers to the Company’s adoption of the provisions of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment”, effective July 1, 2005.

Our report on the effectiveness of internal control over financial reporting as of June 30, 2007, contains an explanatory paragraph that states that mangement’s assessment of the effectiveness of internal control over financial reporting and our audit of internal control over financial reporting of LeCroy Corporation and subsidiaries excludes an evaluation of the internal control over financial reporting of an acquired business, Catalyst Enterprises, Inc.

/s/ KPMG LLP

Short Hills, New Jersey
September 13, 2007

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